EXHIBIT 10(l)


                             EMPLOYMENT AGREEMENT


           THIS EMPLOYMENT AGREEMENT is made this 16th day of May, 2000, between PEERLESS MFG. CO. ("Employer"), and ROY C. CUNY ("Employee").


                                  Employment

    1.1 Employment and Term. Employer agrees to employ Employee as a senior executive pursuant to this Agreement from the date hereof until such employment is terminated as provided herein. This Agreement shall survive any termination of Employee's employment.

    1.2 Duties. Employee agrees to devote his time, attention and energies to perform the duties of the offices he holds as may be prescribed from time to time by The Board of Directors and/or the Chief Executive Officer of Employer.

    1.3 Supervision. Employee shall perform the duties of employment under the direction and supervision of Employer's Chief Executive Officer.


                               Non-Competition

    2.1 During  Term.   During  the  period  of  his  employment  under  this
 Agreement, Employee shall be employed only by Employer and shall not engage in any activity in competition with Employer.

    2.2 After Termination; Non-Competition. Employee agrees that for a period of one (1) year following termination of employment, without regard to the reason for termination, Employee shall not, directly or indirectly, compete with Employer or perform any services for a competitor of Employer, including as an employee, consultant, advisor, owner, partner, participant in a joint venture or corporation, or otherwise. Employee specifically acknowledges that Employer's products are sold in a world market, and that Employee has been engaged with regard to Employer's products and Employer's customers throughout the world without geographic limitation, and accordingly that the non-competition agreement contained in this section shall apply without geographic limitation.

                               Confidentiality


    3.1 Confidentiality. All written material (including but not limited to engineered designs, formulas, drawings, studies, reports, calculations, product designs, product specifications, engineering specifications, customer specifications, customers names and customer contacts) of any type pertaining to the business of Employer (the "Material"), the use or application of such Material, or other information with respect to customers of Employer, is confidential, and the sole and exclusive property of
 Employer without  regard  to authorship,  and  shall not  be  duplicated  or removed from Employer's office except as required in connection with performance of Employee's duties hereunder. Upon termination of employment, Employee agrees to return all such Material and all copies thereof (including electronic documents and copies) to Employer and Employee shall not retain any copies (including electronic copies) thereof. Employee further agrees that the design and application of Employee's products is confidential and that during Employee's term of employment and during the non-competition period following termination of employment pursuant to
 Section 2 of this Agreement, not to divulge any confidential matters or confidential written material to any person not subject to a confidentiality agreement with Employer, except as may be legally required or required by a customer of Employer in connection with the customer's use of Employer's products.


                                 Termination

    4.1     Termination by Employer.

        (a) Employer may terminate Employee's employment hereunder without cause or reason with thirty (30) days written notice of termination to Employee. Employer and Employee agree that in the event of any such termination, both parties will use reasonable efforts to determine a mutually acceptable continuing relationship (e.g., retention as an outside consultant).

        (b) If a mutually acceptable alternative agreement cannot be reached within sixty (60) days after termination, Employee shall receive as severance compensation for a period of one (1) year following termination, a lump sum annual payment in an amount equal to 90% of his then current base salary, plus dividends payable under share grants pursuant to the Employer's Stock Grant Plan, and the full range of Employer benefits.

    4.2 Termination  by   Employee.    Employee   may  terminate   Employee's
 employment hereunder upon thirty (30) days written notice to Employer.

    4.3 Termination on Death  of Employee.   This Employment Agreement  shall
 terminate upon the death of Employee.

    4.4 Termination by Disability. Employment may terminate as a result of Employee becoming permanently disabled, mentally or physically, and unable to perform the duties hereunder. Employee shall be paid a minimum of six
 (6) months salary plus all other existing Employer disability benefits upon such termination. Employee and Employer agree to binding arbitration in the event of disagreements regarding the meaning or intent of this clause.

    4.5 Termination by Retirement. Retirement of Employee is anticipated at age 65. Retirement prior to age 65 may occur at the option of Employee. Retirement after age 65 will be at the annual option of the Board of Directors. Retirement benefits shall be all normal benefits provided by the Company. Severance benefits defined by Section 4.1(b) are not to be interpreted as retirement benefits.


                                Miscellaneous

    5.1 This Agreement and that certain Agreement of even date herewith between Employer and Employee regarding certain agreements effective upon a change-in-control (as defined therein) are the only agreements in force between Employer and Employee regarding the subject matter hereof and the same supersede all prior agreements.

    5.2 This Agreement may only be amended by written amendment signed by Employer and Employee.

    5.3 This Agreement shall be governed by the laws of the State of Texas.




                                    PEERLESS MFG. CO.



                                    _______________________________________
                                    CHAIRMAN
                                    BOARD OF DIRECTORS
                                    BY ORDER OF THE BOARD OF DIRECTORS




                                    EMPLOYEE



                                    _______________________________________
                                    Roy C. Cuny

                                  AGREEMENT


    THIS AGREEMENT (the "Agreement") is made and entered into as of the 16th day of May, 2000, by and between PEERLESS MFG. CO. (the "Company"), and ROY
 C. CUNY (the "Executive").

    WHEREAS, the Executive serves as a senior executive of the Company;

    WHEREAS, the Executive possesses knowledge of the business and affairs of the Company, its policies, methods, personnel and plans for the future; and

    WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company has been substantial and wishes to offer an inducement to the Executive to remain in the employ of the Company;

    NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, this Agreement sets forth benefits which the Company will pay to Executive in the event of termination of Executive's employment, except as a result of death, disability, retirement or termination by the Company for Cause, following a "Change in Control" of the Company (in each case as such terms or events are defined or discussed herein):

    1. Term. The term of this Agreement shall continue until the earlier of (i) the expiration of the third anniversary of the occurrence of a Change in Control, (ii) the Executive's death, or (iii) the Executive's earlier voluntary retirement (except for those events described in Section 3(a)(2)); provided, however, that on each anniversary of the Change in Control, the period referenced in Section (i) above shall automatically be extended for an additional year unless, not later than 90 calendar days prior to such anniversay date, the Company shall have given written notice to the Executive that it does not wish to have the term extended.

    2.  Definitions.

        (a) Affiliate and Associate. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in effect on the date of this Agreement.

        (b) Cause.   For "Cause"  shall mean  that the  Executive shall  have
 committed:

            (i) The conviction of Executive, by a court of competent jurisdiction, of any felony;

            (ii) Commission by Executive of an intentional material act of fraud to his pecuniary benefit in connection with his duties or in the course of his employment with the Company, as reasonably determined by the Board;

            (iii) The intentional and continued failure by Executive to substantially perform his duties hereunder, or the intentional wrongdoing by Executive resulting in material injury to the Company. No act, or failure to act, on the part of Executive shall be deemed "intentional" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

        (c) Change in Control.   A "Change in  Control" of the Company  shall
 have occurred if at any time during the term of this Agreement any of the following events shall occur:

            (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 50.1% of the combined voting power to elect Directors of the then outstanding securities of the remaining corporation or legal person or its ultimate parent immediately after such transaction is available to be received by all stockholders on a pro rata basis and is actually received in respect of or exchange for voting securities of the Company pursuant to such transaction;

            (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person not controlled by or under common control with the Company;

            (iii) Any person or group (including any "person" as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities which when added to any securities already owned by such person would represent in the aggregate 50% or more of the then outstanding securities of the Company which are entitled to vote to elect Directors;

            (iv) If at any time, the Continuing Directors then serving on the Board cease for any reason to constitute at least a majority thereof;

            (v) Any occurrence that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or any successor rule or regulation promulgated under the Exchange Act; or

            (vi) Such other events that cause a change in control of the Company, as determined by the Board in its sole discretion; provided, however, that a Change in Control of the Company shall not be deemed to have occurred as the result of any transaction having one or more of the foregoing effects if such transaction is proposed by, and includes a significant equity participation of, executive officers of the Company as constituted immediately prior to the occurrence of such transaction or any Company employee stock ownership plan or pension plan.

        (d) Code. The "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (e) Continuing Director. A "Continuing Director" shall mean a Director of the Company who (i) is not an Acquiring Person, an Affiliate or Associate, a representative of an Acquiring Person or nominated for election by an Acquiring Person, and (ii) was either a member of the Board of Directors of the Company on the date of this Agreement or subsequently became a Director of the Company and whose initial election or initial nomination for election by the Company's stockholders was approved by a majority of the Continuing Directors then on the Board of Directors of the Company.

        (f) Acquiring Person: An "Acquiring Person" shall mean any person (as defined in Section 2(d)(iii) of this Agreement) that, together with all Affiliates and Associates of such person, is the beneficial owner of 15% or more of the outstanding Common Stock. The term "Acquiring Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or subsidiary of the Company, any person holding Common Stock for or pursuant to the terms of any such plan, or Donald A. Sillers, Jr. or members of his immediate family.

        (g) Employment Term.   The "Employment Term"  shall be the period  of
 employment under this Agreement commencing on the day prior to a Change in Control and continuing until the expiration of this Agreement.

        (h)  Severance Compensation.   The "Severance Compensation" shall be:

            (i) A lump sum amount equal to 299% of Executive's average annual compensation reported on his Form W-2 paid by the Company includable in gross income during the five most recent full calendar years prior to the Change in Control; provided, however, that in no event shall the Company pay or be obligated to pay that portion of the amount due which would result in any payment to or for the benefit of Executive being an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), in the opinion of tax counsel selected by the Company's independent accountants and acceptable to Executive, and which would result in the imposition of an excise tax under Section 4999 of the Code ("Excess Parachute Payment"). Any payment made pursuant to this Section shall be reduced only in the amount necessary to avoid characterization of such payment as an Excess Parachute Payment and only after reduction, to the extent necessary, of any other payments (other than payments made under this Agreement) which when aggregated with the payments hereunder result in the imposition of such excise tax under Section 4999 of the Code; and

            (ii) For a period of three years, provide Executive with benefits substantially similar to those which Executive was entitled to receive immediately prior to the date of termination under all of the Company's "employee welfare benefit plans" within the meaning of Section 3(1) of The Employee Retirement Income Security Act of 1974, as amended. Notwithstanding the foregoing provisions of this Section, no benefits shall be provided or payments made pursuant to this subsection to the extent that the effect thereof would result in a reduction of the Severance Payment under subsection (h)(i).

        (i) Termination Date. The "Termination Date" shall be the date upon which the Executive or the Company effectively terminates the employment of the Executive.

    3.  Rights of Executive Upon Change in Control Termination

        (a) The Company shall provide the Executive, within ten days following the Termination Date, Severance Compensation in lieu of compensation to the Executive for periods subsequent to the Termination Date, but without affecting the rights of the Executive at law or in equity, if, following the occurrence of a Change in Control, any of the following events shall occur:

        (1) the Company terminates the Executive's employment during the Employment Term other than for any of the following reasons:

            (i)      the Executive dies:

            (ii) the Executive becomes permanently disabled and is unable to work for a period of 180 consecutive days; or

            (iii)    for Cause.

        (2) the Executive terminates his employment after such Change in Control and the occurrence of at least one of the following events:

            (i) a change in the positions held by Executive or an adverse change in the nature or scope of the authorities, functions or duties attached to the positions with the Company that the Executive had immediately prior to the Change in Control, any reduction in the Executive's salary during the Employment Term or any reduction in bonus or incentive compensation (based upon the dollar amount of bonus or incentive compensation that the Executive received from the Company for the fiscal year preceding the year in which the Change in Control occurred or for the fiscal year preceding the year in which the Termination Date occurs, whichever is the larger amount) or a significant reduction in scope or value of the aggregate other monetary or nonmonetary benefits to which the Executive was entitled from the Company immediately prior to the Change in Control, any of which is not remedied within ten calendar days after receipt by the Company of written notice from the Executive of such change, reduction, alteration or termination, as the case may be;

            (ii) a determination by the Executive made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, changes in the composition or policies of the Board, or of other events of material effect, he has been rendered substantially unable to carry out, or has been substantially hindered in the performance of, the authorities, functions or duties attached to his position immediately prior to the Change in Control, which situation is not remedied within ten calendar days after receipt by the Company of written notice from the Executive of such determination;

            (iii) a change in the positions held by Executive or the occurrence, as determined by Executive in good faith, of an adverse change in the nature or scope of his authorities, powers, functions, responsibilities or duties as the Chairman of the Board, President and Chief Executive Officer of the Company; any reduction in Salary; any reduction in Executive's bonus or incentive compensation (based upon the greater of the dollar amount of bonus and other incentive compensation that Executive received for the year preceding the Change in Control or the average yearly amount of bonus and incentive compensation that Executive received during the five years preceding the Change in Control); a termination, reduction or alteration of the disability policies or life or disability insurance benefits maintained for Executive, any alteration or reduction of expense allowances or reimbursement policies; or a reduction in scope or value of the aggregate other benefits to which Executive was entitled prior to the Change in Control;

            (iv) the liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or substantially all of its business and/or assets have been transferred (directly or by operation of law) shall have specifically assumed all duties and obligations of the Company under this Agreement pursuant to Section 16;

            (v) the relocation of the Company's principal executive offices, or the requirement by the Company that Executive have as his principal location of work any location not within the greater Dallas, Texas metropolitan area or that he travel away from his office in the course of discharging his duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than required of him prior to the Change in Control; or

            (vi)     the Company commits any breach of this Agreement.

        (b) Notwithstanding the above section or any other provision of this Agreement, in no event shall the Company pay or be obligated to pay the
 Executive an amount which would be an Excess Parachute Payment. For purposes of this Agreement, the term "Excess Parachute Payment" shall mean any payment or any portion thereof which would be an "excess parachute payment" within the meaning of Section 280G of the Code, and would result in the imposition of an excise tax under Section 4999 of the Code, in the opinion of tax counsel selected by the Company's independent accountants and acceptable to the Executive. If it is established pursuant to a final determination of a court or an Internal Revenue Service administrative appeals proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Agreement, a payment (or portion thereof) made is an Excess Parachute Payment, then, except as hereafter provided, the Executive shall have an obligation to repay the Company upon demand an amount equal to the minimum amount (but without interest) necessary to ensure that no payment made or to be made by the Company pursuant to this Agreement is an Excess Parachute Payment; provided, however, that if, in the opinion of tax counsel selected by the Company's independent accountants and acceptable to the Executive, such repayment will not ensure that no Excess Parachute Payment would be made hereunder, then
 (1) no such repayment obligation will exist and (2) the Company shall pay to the Executive an additional amount in cash equal to the amount necessary to cause the amount of the aggregate after-tax cash compensation and benefits otherwise receivable by the Executive to be equal to the aggregate after-tax cash compensation and benefits he would have received as if Sections 280G and 4999 of the Code had not been enacted.

        (c) Upon written notice given by the Executive to the Company prior to the receipt of Severance Compensation, the Executive, at his sole option, may elect to have all or any part of any such amount paid to him, without interest, on an installment basis selected by him.

        (d) The payment of Severance Compensation by the Company to the Executive shall not affect any rights and benefits which the Executive may have pursuant to any other agreement, policy, plan, program or arrangement of the Company providing benefits to the Executive prior to the Termination Date, which rights shall be governed by the terms thereof, except that payments hereunder after termination shall reduce by an equal amount any sums payable after termination under the Employment Agreement, dated the date hereof, by and between the Company and the Executive. The Company shall provide to the Executive throughout the Employment Term benefits substantially similar to those which the Executive was receiving or entitled to receive immediately prior to the Termination Date. Such benefits as provided by the Company, however, shall be reduced to the extent comparable benefits are actually received by the Executive during the Employment Term as a result of employment other than with the Company.

        (e) The Company shall have no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment or benefit to or for the benefit of the Executive provided for in this Agreement.

        (f) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest on the amount thereof on demand at an annualized rate of interest equal to 120% of the then applicable Federal rate determined under Section 1274(d) of the Code, compounded semi-annually (but in no event shall such interest exceed the highest lawful rate).

        (g) Any termination of Executive's employment or removal of Executive as an elected officer of the Company following the commencement of any discussion authorized by the Board with a third person that ultimately results in a Change in Control involving that person or a different third party shall be deemed to be a termination or removal of Executive after a Change in Control for purposes of this Agreement and shall entitle Executive to all benefits under this Agreement.

    4. No Mitigation Required. In the event that this Agreement or the employment of the Executive hereunder is terminated, the Executive shall not be obligated to mitigate his damages nor the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and except for the termination of benefits pursuant to Section 3(d), the acceptance of employment elsewhere after termination shall in no way reduce the amount of Severance Compensation payable hereunder.

    5.  Successors; Binding Agreement.

        (a) The Company will require any successor and any corporation or other legal person (including any "person" as defined in Section 2(d)(iii) of this Agreement) which is in control of such successor (as "control" is defined in Regulation 230.405 or any successor rule or regulation promulgated under the Securities Act of 1933, as amended) to all or substantially all of the business and/or assets of the Company (by purchase, merger, consolidation or otherwise), by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement by the Company. Notwithstanding the foregoing, any such assumption shall not, in any way, affect or limit the liability of the Company under the terms of this Agreement or release the Company from any obligation hereunder. As used in this Agreement, "Company" shall mean the Company as herein before defined and any succcssor to its business and/or all or part of its assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

        (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

    6. Notice. The Company shall give written notice to Executive within ten days after any Change in Control. Failure to give such notice shall constitute a material breach of this Agreement. For purposes of this
 Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or received after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Executive:

                Roy C. Cuny
                2819 Walnut Hill Lane
                Dallas, TX  75229

        If to the Company:

                Peerless Mfg. Co.
                Attn:  Secretary
                2819 Walnut Hill Lane
                Dallas, TX 75229

 or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

    7. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by  such  other party  shall  be deemed  a  waiver of  similar  or dissimilar provisions  or  conditions  at  the  same  or  at  any  prior  or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive laws of the State of Texas, without regard to principles of conflicts of law.

    8. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

    9.  Counterparts.     This   Agreement  may   be  executed   in   several
 counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    10. Employment Rights. Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company prior to any Change in Control; provided, however, that any termination of employment of the Executive or removal of the Executive as Chairman of the Board and an elected officer of the Company following the commencement of any discussion authorized by the Board of Directors of the Company with a third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement and shall entitle the Executive to all Severance Compensation. Notwithstanding any other provision hereof to the contrary, the Executive may, at any time during the Employment Term, upon the giving of 30 days prior written notice, terminate his employment with the Company. If this Agreement or the employment of the Executive is terminated under circumstances in which the Executive is not entitled to any Severance Compensation, the Executive shall have no further obligation or liability to the Company hereunder or otherwise with respect to his prior or any future employment by the Company.

    11. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling; provided, however, that no withholding pursuant to Section 4999 of the Code shall be made unless, in the opinion of tax counsel selected by the Company's independent accountant and acceptable to the Executive, such withholding relates to payments which result in the imposition of an excise tax pursuant to Section 4999 of the Code.

    12. Enforcement Fees. All costs of litigation necessary for Executive to defend the validity of this Agreement are to be paid by Employer or its successors or assigns. The Company shall pay and be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive as a result of the Company's failure to perform this Agreement or any provision thereof or as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

    13. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Executive is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, including with respect to Executive's rights under that certain Employment Agreement of even date herewith, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.




                                    PEERLESS MFG. CO.



                                    _______________________________________
                                    Sherrill Stone
                                    Chairman of the Board
                                    By Order of the Board of Directors



                                    EXECUTIVE



                                    _______________________________________
                                    Roy C. Cuny